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                                   EXHIBIT 11
                    YOUNG BROADCASTING INC. AND SUBSIDIARIES
                      RE COMPUTATION OF PER SHARE EARNINGS



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
                                                                                                   YEARS ENDED
                                                                                  ---------------------------------------------
                                                                                    DEC. 31,         DEC. 31,        DEC. 31,
                                                                                      1995             1996            1997
                                                                                  ---------------------------------------------
SHARES OF COMMON STOCK OUTSTANDING FOR THE ENTIRE  PERIOD.......................
                                                                                    10,819,049      10,548,181       14,230,357

ISSUANCE OF  21,696, 27,685 AND 53,487 SHARES OF COMMON STOCK
   TO THE  COMPANY'S DEFINED CONTRIBUTION PLAN IN 1995, 1996
   AND 1997, RESPECTIVELY.......................................................        17,357          27,382           39,798

ISSUANCE OF 19,312, 15,874 AND 23,000 SHARES OF COMMON STOCK
   UPON EXERCISE OF OPTIONS IN 1995, 1996 AND 1997 RESPECTIVELY                         11,111          10,398           10,304

REPURCHASE OF 311,876 AND 111,383  SHARES OF COMMON STOCK
   FROM J.P. MORGAN CAPITAL CORPORATION IN 1995 AND 1996........................        (8,545)       (110,773)               -

ISSUANCE OF 3,750,000  PUBLICLY OFFERED STOCK...................................             -         904,110                -

REPURCHASE OF 459,000 SHARES OF COMMON STOCK IN 1997............................             -               -         (290,490)
                                                                                  ---------------------------------------------

WEIGHTED AVERAGE  SHARES OF COMMON STOCK
   OUTSTANDING..................................................................    10,838,972      11,379,298       13,989,969

DILUTIVE EFFECT OF 688,937 OPTIONS AND  750,000 WARRANTS IN
   1995  AND 1996 EXPECTED TO BE  EXERCISED UNDER  THE
   TREASURY  STOCK METHOD  USING THE WEIGHTED AVERAGE
   MARKET PRICE   OF  THE  COMPANY'S SHARES OF COMMON
   STOCK........................................................................       232,182         403,824                -
                                                                                  ---------------------------------------------

TOTAL DILUTIVE WEIGHTED AVERAGE SHARES OF  COMMON
   STOCK FOR THE PERIOD.........................................................    11,071,154      11,783,122       13,989,969
                                                                                  ------------    ------------     ------------

INCOME (LOSS) BEFORE EXTRAORDINARY ITEM                                           $  2,533,743     $   905,299     $ (1,106,269)
                                                                                  ============    ============     ============

NET INCOME (LOSS)                                                                  ($6,591,257)    $   905,299     $(10,349,397)
                                                                                  ============    ============     ============

INCOME (LOSS) PER COMMON SHARE
       BASIC
       BEFORE EXTRAORDINARY ITEM................................................  $       0.23     $      0.08     $      (0.08)
                                                                                  ============    ============     ============

       NET INCOME  (LOSS).......................................................  $      (0.61)    $      0.08     $      (0.74)
                                                                                  ============    ============     ============

        DILUTED
        BEFORE EXTRAORDINARY ITEM...............................................  $       0.23     $      0.08     $      (0.08)
                                                                                  ============    ============     ============

         NET INCOME (LOSS)......................................................        ($0.61)    $      0.08     $      (0.74)
                                                                                  ============    ============     ============
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